EXHIBIT 10.3

AMENDMENT AND RESTATEMENT AGREEMENT RELATING TO BRIDGE FACILITY AGREEMENT
dated July 30 2012 for VISTEON KOREA HOLDINGS CORPORATION with KOOKMIN BANK acting as Facility Agent and KOOKMIN BANK acting as Security Agent arranged by KOOKMIN BANK acting as Mandated Lead Arranger

CONTENTS
CLAUSE	PAGE
1.definitions and INTERPRETATION    1
2.amendment and Restatement    1
3.continuity    2
4.undertakings    2
5.Counterparts    2
6.Governing Law and jurisdiction    2

SCHEDULES
SCHEDULE 1:     CONDITIONS PRECEDENT
SCHEDULE 2:    RESTATED AGREEMENT

STAMP TAX

THIS AMENDMENT AND RESTATEMENT AGREEMENT (this "Agreement") is dated July 30, 2012 and made between:

(1)	VISTEON KOREA HOLDINGS CORPORATION (the "Borrower");

(2)	KOOKMIN BANK as original lender (the "Original Lender");

(3)	KOOKMIN BANK as facility agent of the Finance Parties (other than itself) (the "Facility Agent"); and

(4)	KOOKMIN BANK as security agent of the Secured Parties (other than itself) (the "Security Agent").
BACKGROUND

(1)
By a bridge facility agreement (the "Original Agreement") dated July 4, 2012 and made between, among others, the Borrower and the Original Lender, the Original Lender made available to the Borrower a facility of such amounts and on the terms referred to in the Original Agreement for the purposes therein mentioned.

(2)	The Parties are entering into this Agreement in order to agree to amend and restate the Original Agreement.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1    Definitions
Words and expressions defined in the Original Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Agreement (including the recitals hereto). References to any agreement or document shall be construed as references to such agreement or document as varied, amended, novated or supplemented from time to time. In addition, this Agreement (including the recitals hereto):

“Effective Date” means the date of this Agreement, or if the conditions precedent set forth in Section 2 have not been satisfied or duly waived on the date of this agreement, the date on which the Facility Agent notifies the Borrower in writing that such conditions precedent have been satisfied or duly waived.

“Restated Agreement” means the Original Agreement, as amended by this agreement, the terms of which are set out in Schedule 2 (Restated Agreement).

1.2    Construction
The provisions of Clause 1.2 (Construction) of the Original Agreement are incorporated into this Agreement.

1.3    Designation
In accordance with the Original Agreement, the Borrower and the Facility Agent have agreed to designate this Agreement as a Finance Document.

2.	AMENDMENT AND RESTATEMENT

Subject to the Facility Agent having received all of the documents and evidence specified in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Facility agent, with effect from the Effective Date, the Original Agreement shall be amended and restated in their entirety so that it shall be read and construed for all purposes as set out in Schedule 2 (Restated Agreement).

3.	CONTINUITY
Subject to the terms of this Agreement, the Original Agreement and all the transactions made thereunder will remain in full force and effect.

4.	UNDERTAKINGS

4.1
Before January 27, 2013, the Borrower shall deliver a certified copy of the resolution of its board of directors confirming its intent to make an additional Tender Offer (as defined in the Restated Agreement) within the Availability Period.

4.2
The Borrower shall, at the request of the Facility Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.	GOVERNING LAW AND JURISDICTION

6.1    Governing Law
This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Korea.

6.2    Jurisdiction
Each party hereto agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Seoul Central District Court in Seoul, Korea and irrevocably submits to the non-exclusive jurisdiction of such court.

SIGNATURE PAGE

Borrower

VISTEON KOREA HOLDINGS CORPORATION

By: /s/ [corporate stamp]

Lender

KOOKMIN BANK

By: /s/ Woo Sang Hyeon

Facility Agent

KOOKMIN BANK

By: /s/ Woo Sang Hyeon

Security Agent

KOOKMIN BANK

By: /s/ Woo Sang Hyeon

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Borrower

(a)	A copy of the articles of incorporation and commercial registry extract of the Borrower.

(b)	A copy of the resolution of the board of directors of the Borrower approving the execution of this Agreement and the terms of, and transactions contemplated by, the Restated Agreement.

(c)	A copy of the resolution of the shareholders of the Borrower approving the execution of this Agreement and the terms of, and transactions contemplated by, the Restated Agreement.

(d)
Where a person executing this Agreement does so under a power of attorney, a power of attorney executed by the representative director of the Borrower authorising a specified person or persons to execute this Agreement and any related documents to which it is a party on the Borrower’s behalf.

(e)	Seal impression certificate of the Borrower and specimen signature of each person authorised by any power of attorney referred to in paragraph 1(d) above.

(f)	A certificate of the representative director of the Borrower certifying that:

(i)
each copy document relating to it specified in paragraphs 1(a) to (e) of this Schedule 1 is true, correct and complete and, in the case of the resolution specified in paragraph 1(b) and (c) above, in full force and effect as at a date no earlier than the date of this Agreement; and

(ii)	the representations set out in Clause 17 (Representations) are true in all material respects.

2.	Legal opinions

(a)	A legal opinion from Lee & Ko, legal advisers to the Finance Parties as to Korean law in form and substance reasonably satisfactory to the Facility Agent.

(b)	A legal opinion from Yulchon, legal advisers to the Borrower as to Korean law in form and substance reasonably satisfactory to the Facility Agent.

3.	Other documents and evidence

(a)	An original copy of the amendment and restatement agreement to the upfront fee letter, duly executed by the parties thereto.

(b)
Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid as provided in the Finance Documents.

SCHEDULE 2

RESTATED AGREEMENT

KRW1,000,000,000,000

BRIDGE FACILITY AGREEMENT

dated July 4, 2012
as amended and restated on July 30, 2012

for

VISTEON KOREA HOLDINGS CORPORATION
as Borrower

with

KOOKMIN BANK
acting as Facility Agent

and

KOOKMIN BANK
acting as Security Agent

arranged by

KOOKMIN BANK
acting as Mandated Lead Arranger

CONTENTS
CLAUSE	PAGE

1.	Definitions And Interpretation 1

2.	The Facility 10

3.	Purpose 10

4.	Conditions Of Utilisation 11

5.	Utilisation 11

6.	Repayment 12

7.	Prepayment And Cancellation 12

8.	Mandatory Prepayment 13

9.	Interest 14

10.	Interest Periods 15

11.	Fees 15

12.	Tax Gross-Up And Indemnities 15

13.	Increased Costs 17

14.	Mitigation By The Lenders 18

15.	Other Indemnities 19

16.	Costs And Expenses 20

17.	Representations 20

18.	Information Undertakings 23

19.	General Undertakings 24

20.	Events Of Default 29

21.	Changes To The Parties 32

22.	Disclosure Of Information 35

23.	Role Of The Facility Agent 35

24.	Role Of Security Agent 39

25.	Sharing Among The Finance Parties 44

26.	Payment Mechanics 46

27.	Set-Off 47

28.	Application Of Proceeds 48

29.	Notices 49

30.	Calculations And Certificates 50

31.	Partial Invalidity 50

- iii -

32.	Remedies And Waivers 50

33.	Amendments And Waivers 51

34.	Counterparts 51

35.	Governing Law 51

- iii -

STAMP TAX

- iii -

THIS AGREEMENT is dated July 4, 2012 and made between:

(5)	VISTEON KOREA HOLDINGS CORPORATION (the "Borrower");

(6)	KOOKMIN BANK as original lender (the "Original Lender");

(7)	KOOKMIN BANK as facility agent of the Finance Parties (other than itself) (the "Facility Agent"); and

(8)	KOOKMIN BANK as security agent of the Secured Parties (other than itself) (the "Security Agent").

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
“Account Kun-Pledge Agreement” means an account kun-pledge agreement to be granted by the Borrower in favour of the Secured Parties in relation to the Drawdown Account.
“Acquisition” means the acquisition of the Acquisition Shares by the Borrower (whether by way of the Tender Offer or otherwise).
“Acquisition Closing Date” means the date on which completion of the Acquisition occurs.
“Acquisition Shares” means 25% or more (up to 30.1%) of the total issued outstanding shares of the Target.
"Administrative Party" means each of the Facility Agent and the Security Agent.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
"Authorisation" means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"Availability Period" means the period from and including the date of this Agreement to and including the date falling nine (9) Months after the date of this Agreement.
"Available Commitment" means a Lender's Commitment under the Facility minus the amount of its participations in the outstanding Loan under the Facility.
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment in respect of the Facility.
“Bankruptcy Law” means:

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(a)	in relation to any entity incorporated or organised under the laws of Korea, the Debtor Rehabilitation and Bankruptcy Act of Korea; and

(b)	in all other cases, any domestic or foreign law relating to bankruptcy, judicial management, moratorium, insolvency, reorganisation, administration or relief of debtors in effect in any jurisdiction.
“Base Rate” means, with respect to each Interest Determination Date, the average of the One Year Bank Debenture Rate in effect for the period of three (3) Business Days immediately preceding such Interest Determination Date (rounded up, if necessary, to the nearest one basis point).
“Bond Pricing Agencies” mean the following agencies:

(a)	NICE Pricing Service Inc.;

(b)	KIS Pricing Inc.;

(c)	Korea Asset Pricing & Korea Ratings Co., Ltd.; and

(d)	FN Pricing Inc.
“Borrower Share Kun-Pledge Agreement” means a share kun-pledge agreement to be granted by the Borrower in favour of the Secured Parties in relation to all of its shares issued by the Target pursuant to paragraph (b) of Clause 19.18 (Conditions Subsequent).
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Seoul.
"Charged Property" means all of the assets of the Borrower or the Sponsor which from time to time are, or are expressed to be, the subject of the Transaction Security.
“Commitment” means:

(a)	in relation to the Original Lender, KRW1,000,000,000,000 and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Default" means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice or any combination of any of the foregoing) be an Event of Default.
“Distribution” means for any person:

(a)
any dividends, charges, fees or other distributions (or interest on any unpaid dividends, charges, fees or other distributions) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) paid by any member of the Group; and/or

(b)	any payment paid by any member of the Group in respect of any redemption or reduction of any Equity Interest of any other member of the Group; and/or

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(c)	any management service related fees or payment payable by the Target or its Restricted Subsidiaries pursuant to the LERA Program payable to its direct or indirect shareholders.
“Drawdown Account” means an account in the name of the Borrower opened with the Security Agent and designated as such by the Borrower and the Facility Agent.
“Equity Interest” means, in relation to any person:

(a)	any shares of any class or capital stock of or equity interest in such person or any depositary receipt in respect of such shares, capital stock or equity interest;

(b)
any security convertible (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of such shares; and

(c)	any option, warrant or other right to acquire any such shares, capital stock, capital interest, securities or depositary receipts referred to in paragraphs (a) and (b) above.
"Event of Default" means any event or circumstance specified as such in Clause 20 (Events of Default).
"Facility" means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).
"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"Fee Letter" means any letter or letters referring to this Agreement or the Facility between one or more Administrative Parties and the Borrower setting out any of the fees referred to in Clause 11 (Fees).
"Final Repayment Date" means the date falling twelve (12) Months from the Initial Utilisation Date.
"Finance Document" means this Agreement, the Security Documents, any Fee Letter, any Utilisation Request and any other document designated as such by the Facility Agent and the Borrower.
"Finance Party" means the Facility Agent, the Security Agent or a Lender.
"Financial Indebtedness" means, as to any person:

(a)
all obligations of such person for borrowed money or with respect to deposits or advances of any kind having the commercial effect of a borrowing (excluding deposits by customers made in the ordinary course of business and on ordinary business terms);

(b)
all obligations of such person evidenced by bonds, debentures, notes or similar instruments (excluding obligations of such person evidenced by notes or similar instruments issued in respect of “accounts payable” in the ordinary course of business);

(c)	all obligations of such person upon which interest charges are customarily paid having the commercial effect of a borrowing;

(d)	all Financial Indebtedness of any other person secured by any Security on any property

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owned by such first person, whether or not such Financial Indebtedness has been assumed by such person;

(e)
all obligations of such person under conditional sale or other title retention agreements relating to property acquired by such person having the commercial effect of a borrowing (excluding agreements made in the ordinary course of business);

(f)	all obligations of such person in respect of the deferred purchase price of property or services outstanding more than ninety (90) days after its customary date of payment;

(g)	all guarantees by such person with respect to the Financial Indebtedness of other person(s);

(h)	all obligations which are required to be classified and accounted for as finance leases on the balance sheet of such person;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(j)	all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances issued by a bank or financial institution;

(k)	any indebtedness for or in respect of receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(l)	any indebtedness for or in respect of any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(m)	any indebtedness for or in respect of shares or equity interests that are expressed to be redeemable; and

(n)
any indebtedness for or in respect of any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account).

“GAAP” means generally accepted accounting principles in Korea.
"Governmental Agency" means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).
"Group" means the Borrower and the Target.
"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.
"Indirect Tax" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.
"Initial Utilisation Date" means the date on which the first Utilisation was made under this Agreement.

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“Interest Determination Date” means, in relation to any Loan, three (3) Business Days prior to the relevant Utilisation Date.
“Interest Payment Date” means, in relation to an Interest Period, the last day of such Interest Period.
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default Interest).
“K-IFRS” means the international financial reporting standards as adopted by and in effect from time to time in Korea.
“Korea” means the Republic of Korea.
"Lender" means:

(a)	the Original Lender; and

(b)	any person which has become a Lender in accordance with Clause 21 (Changes to the Parties), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.
“LERA Program” means the Legal Entity Restructuring Actions, a consolidated contractual arrangement to set out the principal and contract manufacturing relationship amongst the Target and their Affiliates.
"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
"Majority Lenders" means at any time:

(a)	if any Loan is then outstanding, a Lender or Lenders whose participations in the Loan(s) then outstanding aggregate more than 66 2/3% of the Loan(s), or

(b)	if there is no Loan then outstanding, a Lender or Lenders whose Available Commitments aggregate more than 66 2/3% of the Available Facility.
"Margin" means 3.00 per cent. per annum.
"Material Adverse Effect" means a material adverse effect or change on:

(a)	the business, operations, assets or financial condition of the Borrower;

(b)	the ability of the Borrower to meet its payment obligations under the Finance Documents as they become due and payable;

(c)	the validity, legality or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents; or

(d)	the validity, legality or enforceability of the Security expressed to be created pursuant to the Security Documents.
"Month" means a period starting on one day in a calendar month and ending on the numerically

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corresponding day in the next calendar month, except that:

(a)
subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will apply only to the last Month of any period.
“One Year Bank Debenture Rate” means the arithmetic mean of the average quotation yield rate of the Bond Pricing Agencies for the mark-to-market base yield for Won-denominated non-guaranteed bank debentures (with a credit rating of “AAA”) with a remaining maturity of one (1) year as announced by the Korea Financial Investment Association.
"Original Financial Statements" means the audited financial statements of the Target for the financial year ended 31 December 2011.
"Party" means a party to this Agreement.
“Permitted Disposal” means any sale, transfer or other disposal:

(a)	made in the ordinary course of business of the disposing person;

(b)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

(c)	of shares in Halla Alabama to Visteon Corporation or other affiliates by the Target; or

(d)	of assets, interests or rights as permitted by the Facility Agent (acting reasonably).
“Permitted Indebtedness” means Financial Indebtedness:

(a)	incurred under the Finance Document;

(b)	as listed in Schedule 6 (Existing Indebtedness) (including any amendment, renewal, refinancing or extension thereof without increase in the principal amount);

(c)	arising under spot and forward delivery foreign exchange contracts entered into by the Target in the ordinary course of business and not for speculative purposes;

(d)
any derivatives transaction entered into by the Target for the hedging of actual or projected real exposures arising in the ordinary course of trading activities (including to hedge interest rate risk) and not for speculative purposes;

(e)	under finance or capital leases, provided that the aggregate capital value of all such items so leased during the term of this Agreement under outstanding leases by the Target does

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not exceed KRW25,000,000,000 at any time;

(f)	incurred by the Target in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements;

(g)	incurred under any Permitted Transaction;

(h)
constituted by any shareholder loan made to the Borrower by the Sponsor or its direct or indirect shareholder provided that such shareholder loan has been fully subordinated to the Facility in form and substance satisfactory to the Facility Agent; or

(i)	as permitted by the Facility Agent (acting reasonably);
provided that the aggregate outstanding amount of the Permitted Indebtedness under paragraphs (b) and (e) to (i) shall not exceed KRW450,000,000,000 at any time.
"Permitted Transaction" means transactions conducted in the ordinary course of trading on arm's length terms.
"Repeating Representations" means each of the representations set out in Clause 17 (Representations).
"Secured Obligations" means all obligations at any time due, owing or incurred by the Borrower to any Secured Party under the Finance Documents whether present or future, actual or contingent.
"Secured Parties" means the Security Agent, the Facility Agent and each Lender from time to time party to this Agreement.
"Security" means any mortgage, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any contractual right of set-off or any financing lease having substantially the same effect as any of the foregoing.
"Security Documents" means:

(a)	the Account Kun-Pledge Agreement;

(b)	the Borrower Share Kun-Pledge Agreement;

(c)	the Sponsor Share Kun-Pledge Agreement (Borrower); and

(d)	the Sponsor Share Kun-Pledge Agreement (Target),
together with any other document designated as a “Security Document” by the Security Agent and the Borrower.
"Specified Time" means a time determined in accordance with Schedule 5 (Timetable).
“Sponsor” means VIHI, LLC.

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“Sponsor Share Kun-Pledge Agreement (Borrower)” means a share kun-pledge agreement granted by the Sponsor in favour of the Secured Parties in relation to all of its shares issued by the Borrower.
“Sponsor Share Kun-Pledge Agreement (Target)” means a share kun-pledge agreement granted by the Sponsor in favour of the Secured Parties in relation to all of its shares issued by the Target.
"Subsidiary" means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation, and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.
“Target” means Halla Climate Control Corp., a company incorporated under the laws of Korea.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Deduction" has the meaning given to such term in Clause 12.1 (Tax definitions).
"Tender Offer" means a tender offer by the Borrower to the existing minority shareholders of the Target.
“Tender Offer Account” means an account in the name of the Borrower opened with the Security Agent and designated as such by the Borrower and the Facility Agent.

“Total Commitments” means the aggregate of the Commitments, being KRW1,000,000,000,000 at the date of this Agreement.
“Transaction Security" means the Security created or expressed to be created pursuant to the Security Documents.
"Transfer Certificate" means a certificate substantially in the form set out in Schedule 3 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.
"Transfer Date" means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Facility Agent executes the Transfer Certificate.
"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

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"Utilisation" means a utilisation of the Facility.
"Utilisation Date" means the date of the Utilisation, being the date on which the relevant Loan is to be made.
"Utilisation Request" means a notice substantially in the form set out in Schedule 2 (Utilisation Request).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)
any "Administrative Party", the "Facility Agent", the “Security Agent”, any "Finance Party", any “Secured Party”, any "Lender" or any "Party" shall be construed so as to include its successors in title and permitted transferees;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	"including" shall be construed as "including without limitation";

(v)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)
a Lender's "participation" in the Loan or an Unpaid Sum includes an amount representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of the Loan or Unpaid Sum and the Lender's rights under this Agreement in respect thereof;

(vii)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law is a reference to that provision as amended or re-enacted; and

(x)	a time of day is a reference to Seoul time.

(b)	Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

(e)	Where this Agreement specifies an amount in a given currency (the "specified currency") "or its

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equivalent", the "equivalent" is a reference to the amount of any other currency which, when converted into the specified currency utilising the Facility Agent's spot rate of exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3	Currency Symbol and Definition
“Korean Won” or "KRW" denote the lawful currency of the Korea.

2.	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a KRW term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)
The obligations of the Finance Parties under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(a)
The rights of the Finance Parties under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(b)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility towards (i) funding the costs of the Acquisition and (ii) payment of the Secured Obligations and any amounts relating to the transactions contemplated under the Finance Document.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
The Borrower may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Schedule 1 (Conditions of Utilisation) in form and substance reasonably satisfactory to the Facility Agent unless otherwise waived. The Facility Agent shall notify the Borrower and the Lenders promptly upon receiving such documents and other evidence.

4.2	Further conditions precedent
The Lenders will be obliged to comply with Clause 5.5 (Lenders’ participations) if:

(a)	on the date of a Utilisation Request and on the proposed Utilisation Date,

(i)	no Default is continuing or would result from the proposed Loan;

(ii)	the Repeating Representations to be made by the Borrower are true in all material respects;

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and

(b)
(only in case of a Loan to be applied towards funding the cost of a Tender Offer,) the Facility Agent has received a copy of (i) the resolution of the board of directors of the Borrower and (ii) the resolution of the shareholders of the Borrower, approving such Tender Offer, respectively.

5.	UTILISATION

5.1	Delivery of the Utilisation Request
The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of the Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.4 (Currency and amount);

(iii)	the proposed Interest Period complies with Clause 10 (Interest Periods); and

(iv)	the account to which the Loan will be disbursed to the Borrower shall be the Drawdown Account.

(a)	Only one Loan may be requested in each Utilisation Request.

5.3	Maximum number of Utilisations
Up to seven (7) Utilisations may be made under the Facility. Notwithstanding the foregoing, only up to three (3) Utilisations (including the Utilisation made on the Initial Utilisation Date) may be made under the Facility for the purpose of funding the Tender Offer.

5.4	Currency and amount

(a)	The currency specified in the Utilisation Request must be KRW.

(b)	The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of KRW10,000,000,000 or, if less, the Available Facility.

5.5	Lenders' participations

(a)
If the conditions set out in Clause 4 (Conditions of Utilisation) and 5.1 (Delivery of the Utilisation Request) to 5.4 (Currency and amount) above have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in the Loan by the Specified Time.

5.6	Cancellation of Commitment
All unutilised Commitments in respect of a Facility shall be cancelled on the last day of the Availability Period applicable to that Facility.

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6.	REPAYMENT

6.1	Repayment of Loan
The Borrower shall repay the aggregate Loans in full on the Final Repayment Date.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality
If, at any time, it is or will become unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)
the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

If at any time the Borrower is required to prepay any Loan of a Lender affected in the manner described in this Clause 7.1 (Illegality), then the Borrower, on ten (10) Business Days’ prior written notice to the Facility Agent and such Lender (an “Affected Lender”), may request the Affected Lender to (and such Affected Lender shall) transfer all (and not part only) of its rights and obligations under the relevant Finance Documents relating to the relevant portion of any Loan to be so prepaid (on terms that are agreeable to the Affected Lender and at the cost of the Borrower) to another Lender or to another bank or financial institution that is selected by the Borrower and that confirms its willingness to assume and does assume all the obligations of the Affected Lender.

7.2	Voluntary cancellation
The Borrower may, if it gives the Facility Agent not less than ten (10) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, reduce the Available Facility to zero or by such amount (being a minimum amount of KRW10,000,000,000 and in integral multiples of KRW1,000,000,000) as the Borrower may specify in such notice. Any such reduction under this Clause 7.2 shall reduce the Commitments of the Lenders rateably.

7.3	Voluntary prepayment of the Loan

(a)
The Borrower may, if it gives the Facility Agent not less than ten (10) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay at any time the whole or any part of the Loans (but, if in part, being an amount that reduces the amount of the aggregate Loans by a minimum amount of KRW10,000,000,000 and in integral multiples of KRW1,000,000,000).

(b)	A prepayment made by the Borrower under this Clause 7.3 (Voluntary prepayment of the Loan) shall be applied to the Loans in chronological order of the relevant Utilisations.

7.4	Right of prepayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or

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Clause 13.1 (Increased costs),
the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the prepayment of that Lender's participation in the Loans.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above, the Borrower shall prepay that Lender's participation in the relevant Loan.

7.5	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid without prepayment fee or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or reduce any Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)	If any Commitment is reduced or cancelled in accordance with this Agreement, the amount of such reduction may not be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

8.	MANDATORY PREPAYMENT

8.1	Definitions relating to mandatory prepayment
For the purposes of this Clause 8:
“Disposition of Target Shares” means the disposal or sale by the Borrower of shares issued by the Target.
“Net Proceeds” means, with respect to any Prepayment Event:

(a)
the gross cash proceeds (including payments from time to time in respect of instalment obligations or deferred purchase consideration, if applicable) received by or on behalf of the Borrower in respect of such Prepayment Event;

less

(b)	the sum of:

(i)	the amount, if any, of all taxes paid or estimated to be payable by the Borrower in connection with such Prepayment Event; and

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(ii)
reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Borrower in connection with such Prepayment Event, in case only to the extent not already deducted in arriving at the amount referred to in paragraph (a) above.

“Prepayment Event” means any of Disposition of Target Shares, Relevant Disposal, Relevant Debt Incurrence and Relevant Distribution.
“Relevant Debt Incurrence” means the incurrence of any Financial Indebtedness by the Borrower which is not the Permitted Indebtedness.
“Relevant Disposal” means a disposal of any asset by the Borrower.
“Relevant Distribution” means any Distribution received by the Borrower.

8.2	Mandatory Prepayment

(a)	The Borrower shall apply the Net Proceeds of any Prepayment Event towards the prepayment of the Loans promptly upon receipt of the Net Proceeds.

(b)	A prepayment made by the Borrower under this Clause 8.2 (Mandatory prepayment) shall be applied to the Loans in chronological order of the relevant Utilisations.

9.	INTEREST

9.1	Calculation of interest
The rate of interest on each Loan is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Base Rate.

9.2	Payment of interest
The Borrower shall pay accrued interest on each Loan on each Interest Payment Date.

9.3	Default interest
If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is five (5) per cent. higher than the highest interest rate applicable to any Loan on such due date.

9.4	Notification of rates of interest
The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Interest Periods

(a)	Subject to paragraphs (b) and (d) below, The Interest Period for a Loan shall be three (3) Months.

(b)	An Interest Period for a Loan shall not extend beyond the Final Repayment Date.

(c)	The Interest Period for a Loan shall start on the relevant Utilisation Date or (if a Loan has already been made) on the last day of the preceding Interest Period of the Loan.

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(d)
The initial Interest Period for a Loan which is not made on the Initial Utilisation Date shall start on the relevant Utilisation Date and end on the immediately next last day of an Interest Period for the existing Loan. Thereafter, the Interest Period for such Loan shall start on the last day of the preceding Interest Period.

10.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.	FEES

11.1	Upfront fee
The Borrower shall pay to the Facility Agent (on behalf of the Original Lender) an upfront fee in the amount and at the times agreed in a Fee Letter.

11.2	Facility Agent fee
The Borrower shall pay to the Facility Agent (for its own account) a facility agent fee in the amount and at the times agreed in a Fee Letter.

11.3	Security Agent fee
The Borrower shall pay to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.

11.4	Commitment fee

(a)
The Borrower shall pay to the Facility Agent for the account of each Lender a fee computed at the rate of 0.50 per cent. per annum from July 30, 2012 until the Acquisition Closing Date, on that Lender's Available Commitment under the Facility for the Availability Period applicable.

(b)
The accrued commitment fee is payable on (i) the last day of each Interest Payment Date which ends during the Availability Period or (ii) the Acquisition Closing Date and if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

12.	TAX GROSS-UP AND INDEMNITIES

12.1	Tax definitions

(a)	In this Clause 12:
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.
"Tax Payment" means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)
All payments to be made by the Borrower to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction

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is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)
The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

(c)
If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)
Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)
Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within ten (10) Business Days of demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)	any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party by the jurisdiction in which such Finance Party is incorporated; or

(ii)
any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party by the jurisdiction in which its Facility Office is located.

(b)	A Finance Party intending to make a claim under paragraph (a) shall notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Borrower thereof.

(c)	A Finance Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Facility Agent.

12.4	Tax credit
If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment

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not been required to be made by the Borrower.

12.5	Stamp taxes
The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, and

(b)
within ten (10) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6	Indirect tax

(a)
All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(a)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

13.	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions) the Borrower shall, within ten (10) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. The terms "law" and "regulation" in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, liquidity, reserve assets or Tax.

(b)
If at any time the Borrower is required to pay any additional amount to a Lender pursuant to the paragraph (a) above, then the Borrower, on ten (10) Business Days’ prior written notice to the Facility Agent and such Lender, may request that Lender to (and that Lender shall) transfer all (and not part only) of its rights and obligations under the relevant Finance Documents (on terms that are agreeable to that Lender and at the cost of the Borrower) to another Lender or to another bank or financial institution that is selected by the Borrower and that confirms its willingness to assume and does assume all the obligations of that Lender.

(c)	In this Agreement "Increased Costs" means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party to the extent that it is attributable to the undertaking,

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funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in the Loan or Unpaid Sum.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	compensated for by Clause 12.3 (Tax indemnity); or

(c)	attributable to the wilful breach by the relevant Finance Party of any law or regulation.

14.	MITIGATION BY THE LENDERS

14.1	Mitigation

(b)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs), including:

(i)
providing such information as the Borrower may reasonably request in order to permit the Borrower to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(c)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3	Conduct of business by the Finance Parties
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

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(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.	OTHER INDEMNITIES

15.1	Other indemnities
The Borrower shall, within ten (10) Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	the information produced or approved by the Borrower being misleading and/or deceptive in any material respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or with respect to the transactions contemplated or financed under this Agreement;

(d)	a failure by the Borrower to pay any amount due under a Finance Document on its due date or in the relevant currency;

(e)
funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful misconduct of that Finance Party); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.2	Indemnity to the Facility Agent
The Borrower shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.3	Indemnity to the Secured Parties
The Borrower shall promptly indemnify the Secured Parties against any cost, loss or liability incurred by any of them as a result of:

(a)	the taking, holding, protection or enforcement of the Transaction Security;

(b)	the exercise of any of the rights, powers, discretions and remedies vested in the Secured Parties by the Finance Documents or by law; and

(c)	any default by the Borrower or a member of the Group in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

16.	COSTS AND EXPENSES

16.1	Transaction expenses
The Borrower shall, within ten (10) Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including, but not limited to, legal fees, travel, due diligence and

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out-of-pocket expenses) reasonably incurred by any of them in connection with the negotiation, preparation, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs
If the Borrower requests an amendment, waiver or consent, the Borrower shall, within ten (10) Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including, but not limited to, legal fees) reasonably incurred by the Facility Agent and the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs
The Borrower shall, within ten (10) Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including, but not limited to, legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by and against a Secured Party as a consequence of taking or holding the Transaction Security or enforcing these rights.

17.	REPRESENTATIONS
The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the laws of Korea.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

17.2	Binding obligations
The obligations expressed to be assumed by it in each Finance Document, are legal, valid, binding and enforceable obligations.

17.3	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents is not and will not be in conflict which has or is reasonably likely to have a Material Adverse Effect with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

17.4	Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5	Validity and admissibility in evidence

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All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence; and

(c)	for it to carry on their business,
have been obtained or effected and are in full force and effect.

17.6	Deduction of Tax
Except as specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation), it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.7	No filing or stamp taxes
Except as specifically referred to in in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation), it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for stamp taxes in a nominal amount that are payable on each copy or counterpart of the Finance Documents that are executed in Korea.

17.8	No default

(a)	No Event of Default is continuing or is expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

17.9	Information

(a)
Except as otherwise disclosed by the Borrower to the Facility Agent prior to the date of this Agreement, it is not aware of any untrue statement of any material fact it made, or of any omission of any material fact from any of the information it provided.

(b)
All other factual information provided in writing by or on behalf of the Borrower or any member of the Group (including its advisers) to any Finance Party is true and complete in all materials respects as at the date such information is provided or as at the date (if any) at which it is stated, and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, in light of the circumstances in which such information is provided, not misleading in any material respect. For the avoidance of doubt, any information or data relating to budgets, forecasts and other business or financial projections and all other forward-looking information in relation to the Borrower that may have been provided by the Borrower or its representatives shall not be viewed as facts or a guarantee of performance or achievement of any particular results.

17.10	Financial statements

(a)
The financial statements most recently supplied by it to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with K-IFRS (in the case of the Original Financial Statements, GAAP) consistently applied.

(b)	The financial statements most recently supplied by it to the Facility Agent (which, at the date of this

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Agreement, are the Original Financial Statements) give a true and fair view and represent its (in the case of the Original Financial Statements, Target’s) financial condition and operations during the relevant financial year.

(c)	There has been no material adverse change in the business or financial condition of the Target since the date of the Original Financial Statements.

17.11	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.12	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or threatened against it or any of its Subsidiaries which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

17.13	Authorised Signatures
Any person specified as its authorised signatory under Schedule 1 (Conditions of Utilisation) or paragraph (e) of Clause 18.3 (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf.

17.14	Security
No Security exists over all or any of the present or future assets of any member of the Group other than any Security permitted under Clause 19.4 (Negative Pledge).

17.15	Ranking
The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

17.16	Transaction Security
Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document.

17.17	Good title to assets
It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

17.18	Legal and beneficial owner
It is the absolute legal owner and beneficial owner of the assets subject to the Transaction Security.

17.19	Insolvency

(a)	It is able to meet its obligations as they fall due, and it does not or has not admitted any inability to pay its debts as they fall due or has suspended making payments on any of its debts.

(b)	No moratorium has been declared in respect of any of the indebtedness of the Borrower.

(c)	None of the events referred to in Clause 20.6 (Insolvency proceedings) has occurred nor been threatened in relation to the Borrower.

17.20	Taxation

(a)	It has paid and discharged all material Taxes imposed upon it or any of its assets within the time

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period allowed without incurring penalties, save to the extent that (a) payment of such Taxes is being contested in good faith and (b) it has maintained reserves (that are, in its good faith determination, adequate) for such Taxes.

(b)	It is not materially overdue in the filing of any Tax returns where late filing will result in the imposition of any material fine, penalty or liability on it or such member of the Group.

(c)
No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes, such that a material liability of or claim against it is reasonably likely to arise or become outstanding except for any such claim or investigations that are being or will be contested in good faith and in respect of which the Restricted Group is entitled to full indemnification.

17.21	Group structure

(a)	The Sponsor owns all of the issued shares in the Borrower.

(b)	The Sponsor owns not less than, as of the date hereof 74,720,000 shares in the Target, being 69.9% of the total issued and outstanding shares in the Target.

17.22	Account
Other than the Drawdown Account, the Tender Offer Account and such other account that has been granted as security in favour of the Secured Parties pursuant to the Security Documents, no account has been opened and maintained by the Borrower.

17.23	Repetition
The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of the Utilisation Request, Utilisation Date and the first day of each Interest Period.

18.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial statements
The Borrower shall supply to the Facility Agent:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i)
its audited consolidated and non-consolidated financial statements for that financial year, provided that its obligation under this sub-clause shall not apply on or prior to the Acquisition Closing Date;

(ii)	the audited consolidated and non-consolidated financial statement of the Target for that financial year; and

(b)	as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial year:

(i)	its reviewed consolidated and non-consolidated financial statements for that financial half-year; and

(ii)	the reviewed consolidated and non-consolidated financial statements of the Target for

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that financial half-year.

18.2	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP and/or K-IFRS (as applicable).

18.3	Information: miscellaneous
The Borrower shall supply to the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests):

(a)	all documents despatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, any material claims which Borrower has against any of its insurers;

(d)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request; and

(e)	promptly, notice of any change in authorised signatories of the Borrower accompanied by specimen signatures of any new authorised signatories.

18.4	Notification of default

(a)	The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by its representative director certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.	GENERAL UNDERTAKINGS
The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Authorisations
The Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document.

19.2	Compliance with laws
The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

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19.3	Pari passu ranking
The Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.4	Negative pledge

(a)	The Borrower shall not create or permit to subsist any Security over any of its assets.

(b)	Paragraphs (a) above do not apply to:

(i)
any netting or set-off arrangement entered into in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and in the ordinary course of its banking activity;

(ii)
any lien arising by operation of law and in the ordinary course of business provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(iii)	any Transaction Security; and

(iv)	any Security permitted by the Facility Agent.

19.5	Disposals
The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, transfer or otherwise dispose of any asset, except for any Permitted Disposal.

19.6	Merger
The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

19.7	Change of business
The Borrower shall not substantially change the general nature of its business from that carried on at the date of this Agreement except for business which is related, incidental or similar to the business of the Group.

19.8	Acquisitions
The Borrower shall not acquire any company, business, assets or make any investment or incorporate a company or corporation other than the Acquisition.

19.9	Loans and guarantees
The Borrower shall not make any loans, grant any credit or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

19.10	Financial Indebtedness

(a)	The Borrower shall not incur any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to any Permitted Indebtedness.

19.11	Distributions
The Borrower shall not:

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid

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dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or

(iii)	redeem, reduce, repurchase, defease, retire or repay any of the Borrower’s share capital or resolve to do so.

19.12	Preservation of Assets
The Borrower shall maintain and preserve all of its assets that are necessary or desirable, in the opinion of the Security Agent, for the conduct of its business, as conducted at the date of this Agreement, in good working order and condition, ordinary wear and tear excepted.

19.13	Access
The Borrower shall:

(a)
on request of the Facility Agent, provide the Facility Agent and Security Agent with any information the Facility Agent or Security Agent may reasonably require about that company's business and affairs, the Charged Property and its compliance with the terms of the Security Documents; and

(b)
permit the Security Agent, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Borrower, (i) to inspect and take copies and extracts from the books, accounts and records of that company and (ii) to view the Charged Property.

19.14	Further assurance

(a)
The Borrower shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Security Documents or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)
The Borrower shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)
If any assets acquired by any member of the Group after the Initial Utilisation Date and such assets are required to be subject to the Transaction Security in accordance with the applicable Security Document, the Borrower shall cause such assets to be subjected to the Security Document to which such assets are related and will take, such actions as shall be necessary or requested by the Security Agent to grant and perfect such Transaction Security consistent with the applicable requirements of the applicable Security Documents (including, where appropriate, by execution of a supplement to

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an applicable Security Document in the form required under such Security Document or, to the extent, requested by the Security Agent, execution of a new Security Document in form and substance satisfactory to the Security Agent) all at the expense of the Borrower.

19.15	Taxation
The Borrower shall pay and discharge all material Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	payment of such Taxes is being contested in good faith; and

(b)	reserves (that are determined by the Borrower in good faith to be adequate) are being maintained for such Taxes.

19.16	Books and records, access
The Borrower shall:

(a)	maintain books, accounts and records (with respect to itself and its business) in good order; and

(b)
permit each of the Lenders and/or accountants, agents, representatives and/or other professional advisers of the Lenders free access at all reasonable times and on reasonable notice (after consultation with the Borrower) to:

(iii)	inspect and take copies and extracts from the books, accounts and records of the Borrower;

(iv)	view any physical assets which are the subject of any Transaction Security;

(v)	access and inspect the premises of the Borrower; and

(vi)	meet and discuss matters with officers and senior management of the Borrower, and in each case where any of the foregoing rights are exercised at any time during the continuance of an Event of Default, the Borrower shall, as soon as reasonably practicable and in any event within ten (10) Business Days of demand on the Borrower, pay (and/or reimburse the Lenders against) any and all costs and expenses of such accountants, agents and/or other professional advisers of the Lenders properly incurred in connection with any or all of the foregoing (and, for the avoidance of doubt, if the foregoing rights are exercised at a time when no Event of Default is continuing, the Borrower shall not have any obligation to pay or reimburse the Lenders against any such costs or expenses).

19.17	Arm’s length basis
The Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except for transactions in the ordinary course of business at prices and on terms and conditions not less favorable to it than could be obtained on an arm’s length basis from unrelated third parties.

19.18	Conditions Subsequent

(a)
The Borrower shall receive an in-kind equity contribution from the Sponsor of not less than 74,720,000 shares in the Target (being 69.9% of the total issued and outstanding shares of the Target) within six

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(6) months of the Acquisition Closing Date and the Borrower shall, promptly (and, in any event, within two (2) Business Days from the date of such in-kind equity contribution), pledge such shares in the Target contributed by the Sponsor to the Secured Parties in form and substance reasonably satisfactory to the Security Agent.

(b)
The Borrower shall, every time it acquires shares in the Target, pledge such shares to the Secured Parties as soon as practicable following such acquisition in form and substance reasonably satisfactory to the Security Agent.

(c)
In case of a Loan to be applied towards funding of the cost of a Tender Offer, the Borrower shall, within five (5) Business Days from the relevant Utilisation Date unless otherwise extended, (i) deliver a copy of public notice of commencement of such Tender Offer to the Facility Agent and (ii) file a report with the Financial Supervisory Service regarding such Tender Offer.

19.19	Holding company

(a)	The Borrower shall not carry on any business, own any assets, create any Security or incur or discharge any liability other than:

(i)	holding issued and outstanding shares in the Target;

(ii)	incurring liabilities and granting Security pursuant to the Finance Documents;

(iii)	consummating the Acquisition;

(iv)	activities expressly contemplated by the Finance Documents; or

(v)	the costs of acquiring the Target.

(b)	The Borrower shall not establish or acquire any direct Subsidiary other than the Target.

19.20	Bank Account

(a)
The Borrower shall not open or maintain any account with any bank or other financial institution except for the Drawdown Account, the Tender Offer Account and any other account(s) as permitted by the Security Agent and is opened and maintained with the Security Agent.

(b)	The Borrower shall ensure that all amounts to be received by it or for its account are deposited into the Drawdown Account.

(c)
The Borrower may withdraw from the Drawdown Account any amount standing to the credit of that account and apply that amount only for the purposes contemplated in this Agreement (including, transferring the cost of the Acquisition to the Tender Offer Account).

(d)
The Borrower may withdraw from the Tender Offer Account any amount standing to the credit of that account and apply that amount only for the purpose of funding the costs of the Acquisition or payment of the Secured Obligations.

(e)
The Borrower irrevocably authorizes the Facility Agent to withdraw from the Drawdown Account any amount standing to the credit of that account and apply that amount for the purposes contemplated in this Agreement.

19.21	Account Pledge

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In the event that any Tender Offer is withdrawn or otherwise fails to be completed or successfully completed, the Borrower shall promptly (and, in any event, within three (3) Business Days from the date of such withdrawal or failure or completion) grant a pledge in respect of the Tender Offer Account in favour of the Secured Parties in form reasonably satisfactory to the Security Agent; provided that, after granting a pledge over the Tender Offer Account, if the conditions precedent for the Utilisation of a Loan to be applied towards the cost of another Tender Offer have been satisfied, the Security Agent, together with the Secured Parties (if necessary), shall release such pledge over the Tender Offer Account.

20.	EVENTS OF DEFAULT
Each of the events or circumstances set out in the following sub-clauses of this Clause 20 (other than Clause 20.16 (Acceleration)) is an Event of Default.

20.1	Non-payment
The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within five (5) Business Days of its due date.

20.2	Other obligations

(a)	Any member of the Group or the Sponsor does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 20.1 (Non-payment)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within five (5) Business Days of the earlier of (A) the Facility Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

20.3	Misrepresentation
Any representation or statement made or deemed to be made by any member of the Group or the Sponsor in the Finance Documents or any other document delivered by or on behalf of such member of the Group or the Sponsor under or in connection with any Finance Document to which it is a party is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

20.4	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

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(e)
No Event of Default will occur under this Clause 20.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than KRW 50,000,000,000 (or its equivalent in any other currency or currencies).

20.5	Insolvency

(a)
A member of the Group is or is deemed to or declared for the purpose of the Bankruptcy Law to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities for the purpose of the Bankruptcy Law on a going concern basis.

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group.

20.6	Insolvency proceedings
Any corporate action, legal proceedings or other procedure or step is taken (in the case of a frivolous and vexatious involuntary action, proceeding or procedure unless discharged within thirty (30) days) in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision, rehabilitation or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(b)	the designation of the Borrower or any member of the Group as a failing company under the Corporate Restructuring Promotion Act of Korea;

(c)	a composition or arrangement with any creditor of any member of the Group;

(d)
the appointment of a liquidator, receiver, administrator, administrative receiver, judicial manager, compulsory manager, provisional supervisor or other similar officer in respect of any member of the Group or any of its assets; or

(e)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.

20.7	Creditors' process
Any expropriation, (provisional) attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of more than KRW 10,000,000,000 (provided that, in the case of a provisional attachment is not discharged, stayed or dismissed within thirty (30) days).

20.8	Unlawfulness
It is or becomes unlawful for any member of the Group or the Sponsor to perform any of its material obligations under the Finance Documents to which it is a party or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

20.9	Repudiation
Any member of the Group or the Sponsor repudiates a Finance Document to which it is a party or any of the Transaction Security.

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20.10	Cessation of business
The Borrower suspends or ceases to carry on all or a material part of its business or of the business of the Group taken as a whole.

20.11	Audit Qualification
The auditor’s report of the financial statements supplied to the Facility Agent pursuant to this Agreement contains a disclaimer of opinion (의견거절) or adverse opinion (부적정의견).

20.12	Clearing house suspension
Seoul Clearing House suspends or ceases to carry on any current account transaction of any member of the Group.

20.13	Expropriation
All or any material part of the assets of any member of the Group are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any Governmental Agency.

20.14	Transaction Security

(a)	Any member of the Group or the Sponsor fails to perform or comply with any of the obligations assumed by it in the Security Documents to which it is a party.

(b)	At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

(c)	At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security.

20.15	Material adverse change
Any event or circumstance occurs which the Majority Lender reasonably determines has a Material Adverse Effect.

20.16	Change of control
The Sponsor ceases to, directly or indirectly, own at least two-thirds (2/3) of all issued and outstanding shares of the Target.

20.17	Acceleration

(a)	On the occurrence of an Event of Default under Clause 20.6 (Insolvency Proceedings) or Clause 20.12 (Clearing house suspension):

(i)	the Commitments shall immediately be cancelled;

(ii)	all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall be immediately due and payable; and

(iii)
the Facility Agent may, and shall if so directed by the Majority Lenders, exercise, or direct the Security Agent to exercise, any or all of its rights, remedies and powers under any of the Finance Documents.

(b)
On and at any time after the occurrence of an Event of Default (other than under Clause 20.6 (Insolvency Proceedings) or Clause 20.12 (Clearing house suspension)) which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(i)	without prejudice to the participations of any Lenders in the Loans then outstanding cancel

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the Commitments, whereupon they shall immediately be cancelled;

(ii)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(iv)	exercise, or direct the Security Agent to exercise, any or all of its rights, remedies and powers under any of the Finance Documents.

20.18	No prior business
The Borrower (i) has not traded or carried on any business; (ii) does not have any liabilities or obligations (actual or contingent, present or future); or (iii) has not entered into any contracts, other than as contemplated by or in connection with the Finance Documents or the Acquisition.

21.	CHANGES TO THE PARTIES

21.1	Transfers by the Lenders
Subject to this Clause 21, a Lender (the "Existing Lender") may transfer any of its rights and obligations under the Finance Documents to another Korean bank or Korean branch of a non-Korean financial institution or Korean financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender") in Korea.

21.2	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of the Borrower;

(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(v)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(vi)	will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance

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Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(vii)	accept a re-transfer from a New Lender of any of the rights and obligations transferred under this Clause 21; or

(viii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

21.3	Procedure for transfer

(a)
A transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate (on behalf of the Finance Parties and the Borrower in accordance with paragraph (c)) below and affix a fixed date stamp on such Transfer Certificate).

(b)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents and in respect of the Transaction Security the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been the Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	the New Lender shall become a Party as a "Lender" and entitled to the benefits of any other Finance Document entered into by the Facility Agent and/or Security Agent on behalf of the Lenders.

(c)	For the purpose of any transfer pursuant to this Clause:

(i)
each of the Finance Parties (other than the Facility Agent) and the Borrower irrevocably appoints the Facility Agent as its attorney-in-fact with full power and authority on its behalf and in its name to execute any Transfer Certificate (appearing on its fact to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement);

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(ii)
each Lender hereby irrevocably appoints the Facility Agent as such Lender’s attorney-in-fact with full power and authority on its behalf and in its name to deliver any Transfer Certificate (to which it is a party) to the Borrower; and

(iii)
the Borrower hereby irrevocably appoints the Facility Agent as its attorney-in-fact with full power and authority on its behalf and in its name to take all actions as my be necessary in order to effect any transfer by any Lender in accordance with Clause 21 (Changes to the Parties).

(d)
The procedure set out in this Clause 21.3 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

21.4	Copy of Transfer Certificate to Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate (in contents and delivery certified mail).

21.5	Existing consents and waivers
A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant transfer to such New Lender.

21.6	Exclusion of Facility Agent's liability
In relation to any transfer pursuant to this Clause 21, each Party acknowledges and agrees that the Facility Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

21.7	Transfers by the Borrower
The Borrower may not transfer any of its rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

22.	DISCLOSURE OF INFORMATION
Any Finance Party may deliver copies of the Finance Documents and/or disclose any information received by it under or pursuant to any Finance Document or any other information about the Borrower, the Group and the Finance Documents as that Finance Party shall consider appropriate to:

(a)	any of its Affiliates;

(b)	its head office and any other branch;

(c)	any other Finance Party;

(d)	any of its professional advisers and any other person providing services to it (provided that such person is under a duty of confidentiality, contractual or otherwise, to such Finance Party);

(e)	the Borrower;

(f)	any person permitted by the Borrower;

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(g)	any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure;

(h)	any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; and

(i)	any other person:

(i)	to (or through) whom that Lender transfers (or may potentially transfer) all or any of its rights and obligations under this Agreement; or

(ii)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facility, this Agreement, the Borrower or any member of the Group.

The Borrower may deliver copies of the Finance Documents and/or disclose any information received by it under or pursuant to any Finance Document or any other information about the Finance Documents to any potential investor as it may consider appropriate.

This Clause supersedes any previous agreement relating to the confidentiality of such information.

23.	ROLE OF THE FACILITY AGENT

23.1	Appointment of the Facility Agent

(a)	Each of the other Finance Parties (other than the Security Agent) appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the other Finance Parties authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2	Duties of the Facility Agent

(a)	The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(d)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement it shall promptly notify the other Lenders.

(e)
The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature. The Facility Agent shall have no other duties save as expressly provided for in the Finance Documents.

(f)	The Facility Agent shall promptly forward to the Security Agent a copy of all notices issued pursuant to Clause 20.17 (Acceleration).

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23.3	No fiduciary duties

(a)	Nothing in this Agreement constitutes any Administrative Party as a trustee or fiduciary of any other person.

(b)	No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

23.4	Business with the Group
Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.5	Rights and discretions of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)
any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

23.6	Majority Lenders' instructions

(a)
Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

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(c)
The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph (d) below until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

23.7	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Facility Agent shall not be liable for any cost, loss or liability incurred by any Party as a consequence of:

(i)
the Facility Agent having taken or having omitted to take any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by the Facility Agent's gross negligence or wilful misconduct; or

(ii)
any delay in the crediting to any account of an amount required under the Finance Documents to be paid by the Facility Agent, if the Facility Agent shall have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for the purpose of such payment.

(b)
No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause.

23.8	Lenders' indemnity to the Facility Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by the Borrower pursuant to a Finance Document).

23.9	Resignation of the Facility Agent

(a)
The Facility Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after prior consent of the Borrower (not to be unreasonably withheld)) may appoint a successor Facility Agent from among the Lenders.

(b)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (a) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent (being a reputable bank or other financial institutions experienced in the type of transactions contemplated under this Agreement).

(c)
The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

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(d)	The Facility Agent's resignation notice shall take effect only upon the appointment of a successor in accordance with this Clause 23.9.

(e)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 23. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(f)	The Facility Agent shall not be required to resign unless there is any gross negligence or wilful misconduct committed by the Facility Agent.

23.10	Confidentiality

(a)
In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate legal person from any other of its branches, divisions or departments.

(b)
If information is received by another branch, division or department of the legal person which is the Facility Agent, it may be treated as confidential to that branch, division or department and the Facility Agent shall not be deemed to have notice of it.

23.11	Relationship with the Lenders

(a)
Subject to Clause 26.2 (Distributions by the Facility Agent), the Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Secured Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as security agent. Each Lender shall deal with the Security Agent exclusively thorough the Facility Agent and shall not deal directly with the Security Agent.

23.12	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.	ROLE OF SECURITY AGENT

24.1	Duties and responsibilities
Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents (and no others shall be implied).

24.2	Security Agent's Instructions
The Security Agent shall:

(a)
unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Facility Agent and shall be entitled to assume that (i) any instructions received by it from the Facility Agent are duly given by or on behalf of the Majority

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Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Facility Agent have not been revoked;

(b)
be entitled to request instructions, or clarification of any direction, from the Facility Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it; and

(c)
be entitled to, carry out all dealings with the Lenders through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to the Lenders.

24.3	Security Agent's Actions
Subject to the provisions of this Clause 24:

(a)
the Security Agent may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

(b)
at any time after receipt by the Security Agent of notice from the Facility Agent directing the Security Agent to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Agent may, and shall if so directed by the Facility Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

24.4	Security Agent's Discretions
The Security Agent may:

(a)
assume (unless it has received actual notice to the contrary in its capacity as Security Agent for the Secured Parties) that (i) no Default has occurred and no member of the Group is in breach of or default under its obligations under any of the Finance Documents; and (ii) any right, power, authority or discretion vested in any person has not been exercised;

(b)
if it receives any instructions or directions from the Facility Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(c)
engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)
rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or the Borrower, upon a certificate signed by or on behalf of that person; and

(e)
refrain from acting in accordance with the instructions of the Facility Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

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24.5	Security Agent's Obligations
The Security Agent shall promptly inform the Facility Agent of:

(a)	the contents of any notice or document received by it in its capacity as Security Agent from the Borrower under any Finance Document; and

(b)
the occurrence of any Default or any default by the Borrower in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.

24.6	Excluded Obligations
Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by the Borrower of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	be under any obligations other than those which are specifically provided for in the Finance Documents; or

(e)	have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, the Borrower.

24.7	Exclusion of Security Agent's liability
The Security Agent is not responsible or liable for:

(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security;

(c)
any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise, unless directly caused by its gross negligence or wilful misconduct;

(d)
the exercise of, or the failure to exercise, any judgement, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Transaction Security; or

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(e)	any shortfall which arises on the enforcement of the Transaction Security.

24.8	No proceedings
No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent may rely on this Clause.

24.9	Own responsibility
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has at all times been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy and enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any other person or any of their respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

24.10	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity,

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enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)
take, or to require any of member of the Group to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Security Documents.

24.11	Insurance by Security Agent

(a)
The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Secured Party has requested it to do so in writing and the Security Agent has failed to do so within fourteen (14) days after receipt of that request.

24.12	Acceptance of Title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title that the Borrower or the Sponsor may have to any of the Charged Property and shall not be liable for or bound to require the Borrower or the Sponsor to remedy any defect in its right or title.

24.13	Refrain from Illegality
The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

24.14	Business with the Group
The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of member of the Group.

24.15	Release
If the Security Agent, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents, the Security Agent, together with the Secured Parties (if necessary), shall release, without recourse or warranty, all of the Transaction Security and the rights

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of the Security Agent (and the Secured Parties) under each of the Security Documents.

24.16	Lender indemnity to the Security Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of the Security Agent's gross negligence or wilful misconduct) in acting as Security Agent under the Finance Documents (unless the Security Agent has been reimbursed by the Borrower pursuant to a Finance Document).

24.17	Resignation of Security Agent

(a)	The Security Agent may resign by giving notice to the other Parties (or to the Facility Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Security Agent.

(b)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (a) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(c)
The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(d)	The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

(e)
Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 23 (Role of the Administrative Parties) and 24 (Role of Security Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.18	Delegation

(a)
The Security Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)
The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

24.19	Security Documents

(a)	Each Secured Party irrevocably authorises the Security Agent to execute any Security Document to which it is expressed to be a party on its behalf.

(b)
In relation to any Transaction Security, to the extent the Security Agent can hold such Transaction Security interest, on trust or otherwise, on behalf of and in favour of the Secured Parties under the governing law of such Transaction Security, each Secured Party authorises the Security Agent to

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hold such Transaction Security on behalf of and in favour of the Secured Parties.

25.	SHARING AMONG THE FINANCE PARTIES

25.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers (whether by set-off or otherwise) any amount from the Borrower other than in accordance with Clause 26 (Payment mechanics) or Clause 28 (Application of Proceeds) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within (3) three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.5 (Partial payments).

25.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 26.5 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

25.3	Recovering Finance Party's rights

(a)
On a distribution by the Facility Agent under Clause 25.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

25.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the

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relevant Redistributed amount will be treated as not having been paid by the Borrower.

25.5	Exceptions

(a)	This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26.	PAYMENT MECHANICS

26.1	Payments to the Facility Agent

(a)
On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

26.2	Distributions by the Facility Agent

(a)
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Borrower) and Clause 26.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency.

(b)
The Facility Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Facility Agent as being so entitled on that date provided that the Facility Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 21 (Changes to the Parties) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

26.3	Distributions to the Borrower
The Facility Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4	Clawback

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received

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that sum.

(b)
If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

26.5	Partial payments

(a)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of any Administrative Party under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in (i) above) or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.6	No set-off by the Borrower
All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)
During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, KRW is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than KRW shall be paid in that other currency.

27.	SET-OFF

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A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	APPLICATION OF PROCEEDS

28.1	Order of Application
All moneys from time to time received or recovered by the Security Agent in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent to apply them at such times as the Security Agent sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)	in discharging any sums owing to the Security Agent;

(b)
in payment to the Facility Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by the Borrower under any of the Finance Documents in accordance with Clause 26.5 (Partial Payments);

(c)	if Borrower is not under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to the Borrower; and

(d)	the balance, if any, in payment to the Borrower.

28.2	Investment of Proceeds
Prior to the application of the proceeds of the Transaction Security in accordance with Clause 28.1 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Facility Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of this Clause 28.

28.3	Currency Conversion

(a)
For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of the Borrower to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

28.4	Permitted Deductions
The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for

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performing its duties under this Agreement).

28.5	Discharge of Secured Obligations

(a)
Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Facility Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Facility Agent in the same currency as that in which any Unpaid Sum is denominated.

28.6	Sums received by the Borrower
If the Borrower receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall promptly be paid to the Security Agent for application in accordance with this Clause 28.

29.	NOTICES

29.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

29.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified in Schedule 4 (Contact Details) or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five (5) Business Days' notice.

29.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)	if by hand or courier, when signed for by or on behalf of the relevant recipient;

(ii)	if by way of fax, only when received in legible form; or

(iii)	if by way of letter, only when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Facility Agent or to the Security Agent will be effective only when actually received by the Facility Agent or to the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's or the Security Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)	All notices from or to the Borrower shall be sent through the Facility Agent.

(d)	All notices to a Lender from the Security Agent shall be sent through the Facility Agent.

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29.4	Electronic communication

(a)	Any communication to be made between the Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the relevant Party:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Parties will be effective only when actually received in readable form and confirmation of receipt has been received by the sender.

29.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English or Korean.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English or Korean; or

(ii)
if not in English or Korean, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.	CALCULATIONS AND CERTIFICATES

30.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

31.	PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or

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remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33.	AMENDMENTS AND WAIVERS

33.1	Required consents

(a)
Subject to Clause 33.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent, or in respect of the Security Documents, the Security Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 33.

33.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in the amount of any Commitment;

(v)	an extension of the period of availability for utilisation of any Commitment;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.2 (Finance Parties’ Rights and Obligations), Clause 21 (Changes to the Parties) or this Clause 33;

(viii)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(ix)	the release of any Transaction Security unless permitted under this Agreement, shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of any Administrative Party may not be effected without the consent of such Administrative Party.

34.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.	GOVERNING LAW
This Agreement shall be governed by the laws of Korea in all respects, including matters of construction, validity and performance. The Parties agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Seoul Central District Court and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of such court.

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SCHEDULE 1
CONDITIONS OF UTILISATION

1.	Borrower

(a)	A copy of the articles of incorporation and commercial registry extract of the Borrower.

(b)
A copy of the resolution of the board of directors of the Borrower approving the Acquisition and the terms of, and transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party.

(c)	A copy of the resolution of the shareholders of the Borrower approving the Acquisition and the terms of, and transactions contemplated by, the Finance Documents to which it is a party.

(d)	Power of attorney executed by the representative director of the Borrower:

(i)	authorising a specified person or persons to execute the Finance Documents to which it is a party on the Borrower’s behalf; and

(ii)
authorising a specified person or persons, on the Borrower’s behalf to sign and/or despatch all documents and notices (including, if relevant the Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(e)
Seal impression certificate of the representative director of the Borrower and specimen signature of each person authorised by any power of attorney referred to in paragraph 1(d) above in respect of the Finance Documents.

(f)	A certificate of the representative director of the Borrower certifying that:

(i)
each copy document relating to it specified in paragraphs 1(a) to (e) and 4 of this Schedule 1 is true, correct and complete and, in the case of the resolution specified in paragraph 1(b) above, in full force and effect as at a date no earlier than the date of this Agreement;

(ii)	the Borrower is solvent on the date of the certificate; and

(iii)	the representations set out in Clause 17 (Representations) are true in all material respects.

2.	Sponsor

(a)	A copy of the certificate of formation of the Sponsor.

(b)
A copy of the resolution of the sole member of the Sponsor approving the Acquisition and the terms of, and transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party.

(c)	Power of attorney executed by the officer of the Sponsor (if necessary):

(i)	authorising a specified person or persons to execute the Finance Documents to which it is a party on the Sponsor’s behalf; and

(ii)
authorising a specified person or persons, on the Sponsor’s behalf to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

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(d)	Specimen signature of each person authorised by any power of attorney referred to in paragraph 1(d) above in respect of the Finance Documents.

(e)	A certificate of the officer of the Sponsor certifying that:

(i)
each copy document relating to it specified in paragraphs 2(a) to (d) of this Schedule 1 is true, correct and complete and, in the case of the resolution specified in paragraph 2(b) above, in full force and effect as at a date no earlier than the date of this Agreement;

(ii)	the Sponsor is solvent on the date of the certificate; and

(iii)	the representations set out in the Security Documents to which it is a party are true in all material respects.

3.	Fee Letter
An original copy of each Fee Letter, duly executed by the parties thereto.

4.	Security Documents
The Security Documents (other than the Borrower Share Kun-Pledge Agreement) duly executed by the Borrower or the Sponsor and the Security Agent (and if required, the Secured Parties), together with any documents required under or in connection therewith.

5.	Financial Information
A copy of the Original Financial Statements.

6.	Legal opinions

(a)	A legal opinion from Lee & Ko, legal advisers to the Finance Parties as to Korean law in form and substance reasonably satisfactory to the Facility Agent.

(b)	A legal opinion from Yulchon, legal advisers to the Borrower as to Korean law in form and substance reasonably satisfactory to the Facility Agent.

(c)
With respect to the Security Documents to which the Sponsor is a party, a legal opinion from Pottery Anderson Corroon LLP, Delaware legal advisers to the Finance Parties in form and substance reasonably satisfactory to the Facility Agent.

7.	Other documents and evidence

(a)
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)
Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid as provided in the Finance Documents (including the Fee Letters).

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SCHEDULE 2
UTILISATION REQUEST
From:    Visteon Korea Holdings Corporation
To:    Kookmin Bank as Facility Agent
Dated:
Dear Sirs
Visteon Korea Holdings Corporation – KRW1,000,000,000,000 Bridge Facility Agreement dated July 4, 2012 (the "Facility Agreement")

1.	We refer to the Facility Agreement. This is the Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Amount:	[ ] or, if less, the Available Facility
First Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.
[In case of the initial Utilisation,] We confirm that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) will be paid as provided in the Finance Documents (including the Fee Letters).

5.	The proceeds of the Loan should be credited to [account].

6.	This Utilisation Request is irrevocable.
Yours faithfully

…………………………………
authorised signatory for
[Visteon Korea Holdings Corporation]

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SCHEDULE 3
FORM OF TRANSFER CERTIFICATE

To:    Kookmin Bank as Facility Agent

From:	[the Existing Lender] (the "Existing Lender") and
[the New Lender] (the "New Lender")
Dated:
[Visteon Korea Holdings Corporation] – KRW1,000,000,000,000 Bridge Facility Agreement dated July 4, 2012 (the "Facility Agreement")

1.
We refer to Clause 21.3 (Procedure for transfer) of the Facility Agreement. This is a Transfer Certificate. Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender accordance with Clause 21.3 (Procedure for transfer) all or part of the Existing Lender's Commitment specified in the Schedule and/or all or part of the Existing Lender's participation(s) in the Loan specified in the Schedule, in each case together with related rights and obligations.

3.	The proposed Transfer Date is [ ].

4.	The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

5.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender's obligations set out in paragraphs (a) and (c) of Clause 21.2 (Limitation of responsibility of Existing Lenders); and

(b)
that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.	The New Lender confirms that it is a "New Lender" within the meaning of Clause 21.1 (Transfers by the Lenders).

7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

8.	This Transfer Certificate is governed by Korean law.

9.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

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THE SCHEDULE

Commitment/rights and obligations to be transferred, and other particulars
Commitment/participation(s) transferred
Drawn Loan(s) participation(s) amount(s):    [        ]
Available Commitment amount:                [        ]

Administration particulars:
New Lender’s receiving account:            [        ]
Address:            [        ]
Telephone:            [        ]
Facsimile:            [        ]
Attn/Ref:            [        ]

[the Existing Lender]	[the New Lender]
By:	By:

This Transfer Certificate is executed by the Facility Agent and the Transfer Date is confirmed as [           ].

Acknowledged and consented by:
The Facility Agent (on behalf of itself and all the other Finance Parties (other than the Existing Lender) and as attorney-in-fact of the Borrower)
By:
Date:

[FIXED-DATE STAMP]

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SCHEDULE 4
CONTACT DETAILS

Party	Address of Notices	Contact Person Information
Visteon Korea Holdings Corporation as Borrower	One Village Center, Van Buren Twp, MI 48430, USA	Name: Peter Ziparo Telephone #: Fax #: Email:
Kookmin Bank as Lender	9-1, 2-Ga, Namdaemun-Ro, Jung-Gu, Seoul, 100-703, Korea	Name: Dong R. Lee Telephone #: 822-2073-3284 Fax #: 822-2073-3226 Email: proto1@kbstar.co.kr
Kookmin Bank as Facility Agent	9-1, 2-Ga, Namdaemun-Ro, Jung-Gu, Seoul, 100-703, Korea	Name: Dong R. Lee Telephone #: 822-2073-3284 Fax #: 822-2073-3226 Email: proto1@kbstar.co.kr
Kookmin Bank as Security Agent	9-1, 2-Ga, Namdaemun-Ro, Jung-Gu, Seoul, 100-703, Korea	Name: Dong R. Lee Telephone #: 822-2073-3284 Fax #: 822-2073-3226 Email: proto1@kbstar.co.kr

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SCHEDULE 5
TIMETABLE

Function	Day/Time
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)	U – 3 9:30 a.m.
Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.5 (Lenders' participations)	U – 1 3:00 p.m.

“U” = date of Utilisation
U - X = Business Days prior to the date of Utilisation

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SCHEDULE 6
EXISTING INDEBTEDNESS

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SIGNATURE PAGE

Borrower
VISTEON KOREA HOLDINGS CORPORATION
By:

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Lender
KOOKMIN BANK
By:

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Facility Agent
KOOKMIN BANK
By:

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Security Agent
KOOKMIN BANK
By:

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